Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company in the Post-Effective Amendment No. 7 to the Registration Statement (Form S-1, 333-65080) for the Wells Fargo Advantage(SM) Choice Variable Annuity contract to be offered by American Enterprise Life Insurance Company.



/s/ Ernst & Young LLP
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    Ernst & Young LLP
    Minneapolis, Minnesota
    December 12, 2002